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                                                                    Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                  RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Commonwealth Energy Corporation (the "Company") on Form 10-Q for the quarterly period ending April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Richard L. Boughrum, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 14, 2004        By:              /s/ RICHARD L. BOUGHRUM
                                            -----------------------
                                              RICHARD L. BOUGHRUM
                               Senior Vice President and Chief Financial Officer
                                         (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Commonwealth Energy Corporation and will be retained by Commonwealth Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.